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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NS Group, Inc. on Form S-8 of our report dated March 8, 2004 relating to the consolidated financial statements of NS Group, Inc. as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of NS Group, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
June 3, 2004